SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:	January 18, 2005

INTERSTATE GENERAL COMPANY, LP
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-9393 (Commission File Number)	52-1488756 (I.R.S. Employer Identification No.)

105 West Washington Street - Suite 4

P. O. Box 1280

Middleburg, Virginia 20118

(Address of principal executive offices)(Zip Code)

(540) 687-3177
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 -	Other Events
Item 8.01	Other Events.

The Company confirmed, on January 12, 2005, that its units no longer trade on the American Stock Exchange or the Pacific Stock Exchange.

The Company is exploring the possible sale of its remaining land and other assets for cash, followed by a liquidation of the Company and distribution to its unitholders of the proceeds, if any, after debt repayment and other financial obligations are met.

Ownership interests in Interstate Waste Technologies, Inc. and Caribe Waste Technologies, Inc. (IWT/CWT) are and will continue to be held in trust for the benefit of IGC's unitholders, subsequent to the proposed winding up of IGC. IWT/CWT continues to seek funding to continue operations for a waste-to-energy project in Puerto Rico. To date no funding commitments have been made.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.
99	Press release of the registrant, dated January 12, 2005

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2005	/s/
James J. Wilson, Chairman, Chief Executive Officer

Date: January 18, 2005	/s/
Mark Augenblick, President, Chief Operating Officer

Date: January 18, 2005	/s/
Sheri Raleigh, Assistant Vice President / Controller